UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2005

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

945 East Paces Ferry Road, Suite 1475, Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(404) 364-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2005, Transcend Services, Inc. entered into a four year $5.6 million credit facility with Healthcare Finance Group. This new facility replaces the previous $2.0 million credit facility with Bank of America, N.A. The new facility matures on December 30, 2009 and includes a $3.6 million revolving accounts receivable-based line of credit and up to $2.0 million of term loans to fund acquisitions. Borrowings bear interest at LIBOR plus 4%, are secured by Company assets and require that the Company maintain certain financial and other covenants. Please see the press release attached hereto as exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 of this report for information responsive to this Item 2.03, which is incorporated herein by reference.

Item 8.01. Other Events.

Transcend Services, Inc. agreed to purchase certain assets of the transcription business unit of PracticeXpert effective December 30, 2005. Under the terms of the agreement, Transcend Services, Inc. will pay up to $500,000 over three years, on an earn-out basis, with an initial payment on closing in the amount of $40,000. The closing occurred on January 3, 2006.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1        Press release of Transcend Services, Inc. dated January 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: January 6, 2006	/s/ Larry G. Gerdes
Larry G. Gerdes
Chief Executive Officer

Exhibit Index

Exhibit 99.1        Press release of Transcend Services, Inc. dated January 4, 2006.